Exhibit 23(a)

          Independent Auditor's Consent

          We consent to the incorporation by reference in the Registra-tion Statements Nos. 33-52945 and 33-62283 of International Paper Company of our report dated February 14, 1996 appearing in Form 8-K of Federal Paper Board Company, Inc. dated February 29, 1996.

          DELOITTE & TOUCHE LLP
          Parsipanny, New Jersey
          June 3, 1996